Leading market positions Automotive Construction Appliances Plate Rail Tin Current Market Share 0.22 0.22 0.22 0.28 0.35 0.29 Target Market Share 0.25 0.25 0.26 0.3 0.37 0.3 0.22 0.22 0.22 0.28 0.35 0.29 0.25 0.25 0.26 0.3 0.37 0.3 Source: Company estimates 1 Includes ISG Weirton Automotive Construction1 Appliances Plate Rail Tin1 Market Size (mm tons) 16 20 5 4 0.7 4 Target Contract Vol. 85% 50% 90% 55% 75% 95% ISG Market Share Legend is separate from chart, because chart reverses the order in the legend Exhibit 99.1

Revenue and volume growth Shift to 60% contract business Includes impact of surcharges 2002 2003 1Q04 2Q04 Peer 358 391 458 ISG 508 Revenue / Ton 2.6 10.4 3.9 3.8 Shipments MM net tons: Recently announced price increases Impact of Cleveland West

Operating results Q3:03 Q4:03 Q1:04 Annualized Shipments (mm tons) 11.7 14.0 15.4 Average Selling Price $406 $405 $458 Contract mix 40% 45% 60% EBITDA / ton $81,2 $302 Liquidity / ton $13 $31 $26 1 Calendar year 2003 EBITDA 2 A reconciliation of EBITDA per ton to net cash provided by operating activities can be found at our website at www.intlsteel.com at "Investor Relations".